Exhibit 23.2

September 12, 2024

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 21, 2024, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of SAP SE (the Company), appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ BDO AG Wirtschaftsprüfungsgesellschaft

BDO AG Wirtschaftsprüfungsgesellschaft

Hanauer Landstraße 115

60314 Frankfurt am Main